Exhibit 99.1

Data Storage Corporation Announces Pricing of Upsized $10.8 Million Public Offering and Uplisting to Nasdaq

MELVILLE, N.Y., May 13, 2021 (GLOBE NEWSWIRE) -- Data Storage Corporation (OTC: DTST) (“DSC” and the “Company”), a provider of diverse business continuity, disaster recovery protection, and cloud infrastructure solutions and services, today announced the pricing of its upsized underwritten public offering of 1,600,000 units at a price to the public of $6.75 per unit. Each unit to be issued in the offering consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $7.42. The common stock and warrants are immediately separable and will be issued separately. The common stock and warrants are expected to begin trading on the Nasdaq Capital Market, on May 14, 2021, under the symbols “DTST” and “DTSTW,” respectively. DSC expects to receive gross proceeds of $10.8 million, before deducting underwriting discounts and commissions and other estimated offering expenses. In connection with the offering, the Company will effectuate a reverse split of its issued and outstanding common stock at a ratio of 1-for-40. The reverse stock split is expected to be effective at 12:01 a.m., Eastern Time, on May 14, 2021. The share numbers and pricing information in this release are adjusted to give effect to the reverse stock split.

DSC has granted the underwriters a 45-day option to purchase up to an additional 240,000 shares of common stock and/or an additional 240,000 warrants at the public offering price to cover over-allotments, if any. The offering is expected to close on May 18, 2021, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering.

The offering is being conducted pursuant to the Company's registration statement on Form S-1 (File No. 333-253056), as amended, previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Data Storage Corporation

The Company delivers and supports a broad range of premium technology solutions focusing on IaaS, data storage protection and IT management. Clients look to DSC to ensure disaster recovery, business continuity, enhance security, and to meet increasing industry, state and federal regulations. The Company markets to businesses, government, education and the healthcare industry by leveraging leading technologies. Through its business units, the Company provides IaaS, SaaS, DRaaS, VoIP, IBM Power systems and storage hardware with managed IT services. For more information, please visit http://www.DataStorageCorp.com.

Safe Harbor Provision

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the expected timing of the closing of the offering, the possible offering of additional shares of common stock and/or warrants, and the intended use of proceeds . Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, market conditions and the satisfaction of all conditions to, and the closing of, the offering, as well as those risk factors set forth in the Company's Registration Statement on Form S-1 (File No. 333-253056), as amended, and its other filings and submissions with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements.

Contact:

Crescendo Communications, LLC

212-671-1020

DTST@crescendo-ir.com